Exhibit 10.25

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (including Appendices A and B hereto, this “Agreement”) is dated and effective as of [         ] and made by and between IBEX Holdings Limited, an exempted company incorporated and existing under the laws of Bermuda with registered number 52347 (the “Company”), and [           ] (“Indemnitee”).  Capitalized terms used but not otherwise defined in the body of this Agreement shall have the respective meanings ascribed to such terms in Appendix B hereto.

WHEREAS, it is essential to the Company that the Company retain and attract highly experienced and capable persons to serve as directors and Employee Officers of the Company;

WHEREAS, highly experienced and capable persons are more reluctant to serve publicly held corporations as directors or in other capacities unless they are provided with adequate protection through insurance, indemnification and exculpation against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

WHEREAS, it is reasonable, prudent and desirable for the Company, acting in its own best interests as a member of the IBEX group of companies (which group is comprised of the Company and its subsidiaries (collectively, the “IBEX Group of Companies” and each, an “IBEX Group Company”)), contractually to obligate itself to indemnify, and, if so requested by Indemnitee, to advance expenses, as provided herein, and contractually to provide additional procedural protections to help ensure that such indemnification and expense advancement rights will in fact be available, to the fullest extent permitted under Bermuda law, to Indemnitee in the performance of Indemnitee’s duty to the IBEX Group of Companies, especially in light of the Company’s plans for an initial public offering on the NASDAQ Exchange (the “IPO”); and Indemnitee desires to continue to so serve IBEX Group of Companies provided, and on the express condition, that he or she is furnished with the indemnity set forth herein;

WHEREAS, Indemnitee has agreed to serve and/or continue to serve the Company in a Director or Employee Officer capacity provided that, in light of the potential IPO, Indemnitee is provided the protections available under this Agreement, the Company Constitutional Documents (as defined below) and directors’ and officers’ liability insurance coverage, as well as other applicable liability insurance coverage, that is adequate in the present circumstances.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained and intending to be legally bound hereby, and for other good and valuable consideration, including Indemnitee’s agreement to serve or to continue to serve as a Director or Employee Officer after the date hereof, the parties hereto agree as follows:

1.          Service by Indemnitee.  Indemnitee agrees to serve as a director or Employee Officer, as applicable, of the Company faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or re-elected or appointed or re-appointed and until such time as (i) if Indemnitee serves in the capacity of director, Indemnitee dies, is removed as a director of the Company or resigns or retires as a director of the Company; or (ii) if Indemnitee serves in the capacity of Employee Officer, Indemnitee dies, is terminated as an Employee Officer of the Company or resigns or retires as an Employee Officer.  An Indemnitee shall be deemed to be “serving at the request of the Company” or to have “served at the request of the Company” (or any similar construction of similar meaning) to the extent such Indemnitee is serving or has served as an officer, director, employee or executive of any IBEX Group Company, and Indemnitee shall be deemed to be so serving or have so served without any express (whether written or otherwise) evidence of such request, unless clear evidence to the contrary exists and is provided by the Company.

2.          Advancement of Expenses.  Except as limited by Section 11, to the fullest extent permitted under Bermuda law, all Expenses incurred by Indemnitee in defending against any Indemnifiable Proceeding described in Section 3 or 4 in advance of the final disposition of such Indemnifiable Proceeding shall be paid by the Company at the request of Indemnitee.  Such request shall be made pursuant to Article 3 of Appendix A hereto (the “Procedural Appendix”).  In addition, Indemnitee’s entitlement to advancement of Expenses shall include those Expenses incurred in connection with any Indemnifiable Proceeding by Indemnitee seeking an adjudication pursuant to Article 5 of the Procedural Appendix (including the enforcement of this provision), subject to an undertaking by Indemnitee to reimburse such amounts if so required pursuant to Article 3 of the Procedural Appendix.

3.          Indemnification for Proceedings by or in the Name of the Company.

(a)          Eligibility.  Except as limited by Section 11, Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if Indemnitee, after the effective date hereof, was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of the Company to procure a judgment in the Company’s favor by reason of the fact that Indemnitee is or was a director or Employee Officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or fiduciary of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan); or by reason of anything done or not done (or allegedly done or not done) by Indemnitee in any such capacity, whether or not Indemnitee is actually serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement is sought under this Agreement.

(b)          Indemnity.  Except as limited by Section 11, pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted under Bermuda law against all judgments, fines, penalties and Expenses incurred by Indemnitee in connection with a Proceeding described in Section 3(a); provided, however, that no such indemnification shall be made in respect of any such Proceeding as to which such person shall have been found, in a final and non-appealable judgment of a court of competent jurisdiction, to be liable for fraud or dishonesty in the performance of such Indemnitee’s duty to the Company or to such other corporation, partnership, joint venture or employee benefit plan, unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such judgments, fines, penalties, and Expenses as such court shall deem proper.

4.          Indemnification for Proceedings Other than Proceedings by or in the Right of the Company.

(a)          Eligibility.  Except as limited by Section 11, Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if Indemnitee, after the effective date hereof, was or is a party or is threatened to be made a party to any Proceeding (other than a Proceeding by or in the name of the Company, to which Section 3 above shall apply) by reason of the fact that Indemnitee is or was a director or Employee Officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or fiduciary of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan); or by reason of anything done or not done (or allegedly done or not done) by Indemnitee in any such capacity, whether or not Indemnitee is actually serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement is sought under this Agreement.

(b)          Indemnity.  Except as limited by Section 11, pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted under Bermuda law against all judgments, fines, penalties, settlements, and Expenses incurred by Indemnitee in connection with a Proceeding described in Section 4(a) other than in respect of any loss or liability which by virtue of any rule of law would otherwise attach to Indemnitee in respect of any fraud or dishonesty of which Indemnitee may be guilty in relation to the Company.

5.          Reliance as Safe Harbour.  For purposes of any determination hereunder, Indemnitee shall be deemed to have acted honestly and without fraud if Indemnitee’s conduct was based primarily on: (i) the records or books of account of the Company or relevant entity, including financial statements, (ii) information supplied to Indemnitee by the Officers of the Company or relevant entity in the course of their duties, (iii) the advice of legal counsel for the Company or relevant entity, or (iv) information or records given or reports made to the Company or relevant entity by an independent certified public accountant, or by an appraiser or other ex-pert selected with reasonable care by the Company or relevant entity.  The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the relevant standard of conduct set forth in this Agreement.

6.          Indemnification for Expenses of Successful Party.  Notwithstanding the limitations of Sections 3, 4 or 11(d), to the fullest extent permitted by Bermuda law and whether or not the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Indemnifiable Proceeding, or in defense of any claim, issue or matter therein (other than in respect of fraud or dishonesty), or if it is determined in a final and non-appealable judgment by a court of competent jurisdiction that Indemnitee is otherwise entitled to be indemnified against Expenses, the Company shall indemnify Indemnitee against all Expenses incurred in connection with such Indemnifiable Proceeding.

7.          Partial Indemnification.  Except as limited by Section 11, if Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the judgments, fines, penalties or Expenses incurred in connection with any Indemnifiable Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such judgments, fines, penalties, and Expenses incurred to which Indemnitee is entitled (as determined in accordance with Article 2(e) of the Procedural Appendix).

8.          Other Rights to Indemnification.  Indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under (i) any provision of the memorandum of association and bye-laws of the Company (the “Company Governing Documents”), or the governing documents of any other entity served by Indemnitee at the request of the Company; (ii) any vote of the shareholders of the Company, the Board of Directors of the Company (the “Company Board”); (iii) any provision of law; (iv) any agreement; (v) any insurance policy or (vi) otherwise.  The Company acknowledges and agrees that nothing herein shall be deemed to constitute a waiver by Indemnitee of any such rights.

9.          Expenses to Enforce Agreement.  In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks a Proceeding to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, if Indemnitee prevails in whole or in part in such Proceeding, Indemnitee shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses incurred by Indemnitee in connection with such Proceeding.

10.          Continuation of Indemnity.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or Employee Officer of the Company or is serving at the request of the Company as a director, officer, employee or fiduciary of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan) and shall continue thereafter with respect to any possible claims by reason of the fact that Indemnitee was a director or Employee Officer of the Company or was serving at the request of the Company as a director, officer, employee or fiduciary of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan).  This Agreement shall be binding upon all successors and assigns of the Company and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.  From and after the effective date of this Agreement, the Company shall require and cause any successor (whether direct or indirect and whether by purchase, merger, consolidation, scheme or arrangement, amalgamation or otherwise), including any person or entity who acquires all, substantially all, or a substantial part, of the business and/or assets of the Company, as the case may be, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  If such Agreement shall be unenforceable against any such successor, or if the Company Board makes a good faith determination in its discretion that such successor is less creditworthy than the Company, then the Company will assign the Agreement to a subsidiary of the Company selected by the Company Board and reasonably satisfactory to Indemnitee, against which subsidiary the Agreement shall then be enforceable.

11.          Limitations on Indemnification and Advancement of Expenses.  The rights of Indemnitee to indemnification and advancement of Expenses under this Agreement shall be as set forth herein, except that no indemnification or advancement of Expenses shall be paid hereunder to Indemnitee by the Company:

(a)          to the extent expressly prohibited by Bermuda law, other applicable law or a final and non-appealable judgment of a court of competent jurisdiction in respect of fraud or dishonesty;

(b)          to the extent such indemnification or advancement of Expenses, as applicable, is actually made or then due to Indemnitee (i) under an insurance policy; (ii) under a valid and enforceable provision of the Company Governing Documents, or the governing documents of any other entity served by Indemnitee at the request of the Company; (iii) pursuant to an agreement of the Company, to the extent permitted by law, or any other entity served by Indemnitee at the request of the Company; or (iv) by the Company, to the extent permitted by law, in its discretion as contemplated by Article 1 of the Procedural Appendix, except, in each case, in respect of any amounts indemnifiable hereunder exceeding the payment or payments made under clauses (i) through (iv) of this paragraph; or

(c)          except with respect to an Indemnifiable Proceeding pursuant to Sections 4 or 9 above, or Article 5 of the Procedural Appendix, in connection with a Proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, unless such Proceeding (or part thereof) initiated by Indemnitee was authorized by the Company Board; or

(d)          with respect to indemnification for settlements under Section 4(b), settlements made without the Company’s prior written consent, which consent shall not be unreasonably withheld.

12.          Additional Agreements.

The Company shall enter into additional agreements that are substantially similar to this Agreement with each person serving as a director or Employee Officer of the Company from time to time, provided, that the Company shall not have any liability, or have any obligation, under this Section 12 to the extent that any such other director or Employee Officer is unable or unwilling to enter into such agreement.

13.          Separability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever the validity, legality and enforceability of the remaining provisions of this Agreement (including all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.  In the event of any conflict or inconsistency between this Agreement and the provisions of the Company Governing Documents, to the maximum extent permitted by applicable law this Agreement shall govern with respect to any Indemnifiable Proceeding to which Indemnitee becomes a party on or after the effective date hereof, and to the maximum extent permitted by applicable law the Company Governing Documents shall govern with respect to any Indemnifiable Proceeding to which Indemnitee became a party prior to the effective date hereof.

14.          Headings; Interpretation.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  References herein to section numbers are to sections of this Agreement, unless otherwise specified.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.  The word “including” shall be deemed to be followed by the words “without limitation.”

15.          Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt; (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked; or (iii) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice to the other party as provided in this Section.

16.          Governing Law; Consent to Jurisdiction.

(a)          This Agreement shall be interpreted and enforced in accordance with the laws of Bermuda.

(b)          The Company and Indemnitee hereby irrevocably and unconditionally: (i) agree that any Proceeding arising out of or in connection with this Agreement shall be brought only in the Supreme Court of Bermuda (the “Bermuda Court”), and not in any court in any other country; (ii) consent to submit to the exclusive jurisdiction of the Bermuda Court for purposes of any Proceeding arising out of or in connection with this Agreement; (iii) waive any objection to the laying of venue of any such Proceeding in the Bermuda Court, and (iv) waive, and agree not to plead or to make, any claim that any such Proceeding brought in the Bermuda Court has been brought in an improper or inconvenient forum.

17.          Other Provisions.

(a)          This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(b)          Nothing contained in this Agreement shall confer upon Indemnitee (including, for the avoidance of doubt, any Employee Officer) any right with respect to the continuation of Indemnitee’s employment with, or provision of services for, any entity within the IBEX Group of Companies, as applicable, or interfere in any way with the right of any entity within the IBEX Group of Companies, as applicable, at any time to terminate such employment or services for any reason, with or without cause, and with or without severance, except as may be otherwise provided in a separate written contract between Indemnitee and any entity within the IBEX Group of Companies.

(c)          Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(d)          No supplement, modification, amendment or termination of this Agreement shall be binding unless executed in writing by all parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver and no waiver will be effective unless it is in writing and signed by the waiving party.

(e)          The parties hereto agree that Appendices A and B hereto form an integral part of this Agreement with respect to the subject matter hereof.

(f)          Unless otherwise specified, references to the term “Section” are references to the Sections of this Agreement, and references to the term “Article” are references to the Articles of the Procedural Appendix.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a Deed on and as of the day and year first above written.

IBEX HOLDINGS LIMITED

By:
Name:
Title:

Address:

Agreed and accepted as of the date hereof:

INDEMNITEE

By:
Name:
Title:

Address:

In the presence of:

Name:

Address:

Appendix A

Certain Procedural Provisions

Article 1.          Request for Company to Provide Indemnification.

(a)          To receive indemnification under this Agreement Indemnitee must submit a written request to the Secretary of the Company to provide such indemnification.  Such request shall include (i) documentation or information reasonably available to Indemnitee that provides a reasonably detailed description of the facts and circumstances of the request for indemnification, and (ii) Indemnitee’s selection of the Determining Party under Article 1(b).

(b)          Upon receipt of a request made pursuant to Article 1(a), the entitlement of Indemnitee to indemnification under this Agreement shall be determined by one of the following parties, as selected by Indemnitee in his or her sole discretion (such party, the “Determining Party”): (i) the Company Board by a majority vote of Disinterested Directors, or (ii) by Independent Counsel in a written opinion to the Company Board, a copy of which shall be delivered to Indemnitee.  In the event no Disinterested Director exists to constitute the Determining Party, Independent Counsel shall be the Determining Party.  The Determining Party shall make the determination as to the entitlement of Indemnitee to indemnification under this Agreement not later than 45 calendar days after receipt by the Company of a request made pursuant to Article 1(a) or, if Independent Counsel acts as the Determining Party, within 45 calendar days of agreement on the identity of such Independent Counsel.

(c)          In the event that a determination is made by the Company Board that Indemnitee is not entitled to indemnification by the Company hereunder, Indemnitee shall be entitled to seek a determination by Independent Counsel of Indemnitee’s entitlement to indemnification.  Independent Counsel shall within 45 calendar days of agreement on the identity of such Independent Counsel provide a determination as to the entitlement of Indemnitee to indemnification under this Agreement in a written opinion to the Company Board, a copy of which shall be delivered to Indemnitee.  Such determination by Independent Counsel shall be made de novo and Indemnitee shall not be prejudiced by reason of the determination by the Company Board that Indemnitee is not entitled to indemnification.  The Company shall not oppose Indemnitee’s right to seek any such determination of Independent Counsel.  If a determination is made by Independent Counsel that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.  Any determination of Independent Counsel under this Article 1(c) shall be the final determination of entitlement to indemnification under this Article 1, subject to Article 4 of this Procedural Appendix.

(d)          Any Independent Counsel selected for purposes of Article 1(b) or Article 1(c) shall be selected by the Company and approved by Indemnitee (such approval not to be unreasonably withheld, conditioned or delayed), except that in the event that a Change in Control has occurred, any Independent Counsel shall be selected by Indemnitee.  Upon failure of the Company to so select such Independent Counsel or upon failure of Indemnitee to so approve (or to so select, in the event that a Change in Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction.

(e)          If the Determining Party (including, for purposes of this Article 1(e), Independent Counsel selected under Article 1(c)) determines that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably allocate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

(f)          Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement with the Company, any provision of the Company Governing Documents or any directors’ and officers’ liability insurance, shall be borne by the Company.  The Company shall indemnify Indemnitee for any such amounts referred to in the immediately preceding sentence and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification.

(g)          Notwithstanding anything to the contrary contained in this Article 1, it is understood that no such determination pursuant to Article 1 of this Procedural Appendix shall be required with respect to Indemnitee’s entitlement to indemnification pursuant to Section 9 of this Agreement, Article 1(f) of this Procedural Appendix, or the last sentence of Article 4 of this Procedural Appendix.

Article 2.          Request for Company to Provide Advancement of Expenses.  To receive advancement of Expenses under this Agreement, Indemnitee shall submit a written request to the Secretary of the Company.  Such request shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of Indemnitee, to reimburse such amounts to the Company if it is determined in a final and non-appealable judgment of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise.  Indemnitee’s undertaking to reimburse any such amounts shall not be required to be secured and shall be interest free, subject to Section 11 of this Agreement.  Each payment of Expenses by the Company shall be made within 10 calendar days after the receipt by the Company of a valid written request for advancement of Expenses.

Article 3.          Effect of Certain Proceedings.

(a)          In making a determination with respect to entitlement to indemnification hereunder, the Determining Party shall, to the fullest extent permitted by Bermuda law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Article 1 of this Procedural Appendix, and the Company shall, to the fullest extent permitted by Bermuda law, have the burden of proof to overcome the presumption that Indemnitee is entitled to indemnification hereunder in connection with any determination to the contrary made pursuant to Article 1 of this Procedural Appendix.

(b)          If the Determining Party of this Procedural Appendix shall have failed to make the requested determination within 45 calendar days pursuant to Article 1(b), a requisite determination of entitlement to indemnification shall be deemed to have been irrevocably made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) fraud in the request for indemnification or (ii) a prohibition on such indemnification under Bermuda law; provided, however, that such 45-day period may be extended for a reasonable period of time, not to exceed an additional 45 days, if the Determining Party shall in good faith require such additional time to obtain or evaluate documentation and/or information relating to such determination and shall have provided written notice to Indemnitee within the initial 45-day period of such need for an extension of time.

(c)          The termination of any Indemnifiable Proceeding described in Sections 3 or 4 of this Agreement by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not in and of itself adversely affect the rights of Indemnitee to indemnification by the Company except as otherwise provided herein.

Article 4.          Effect of Determination Whether to Indemnify or to Advance Expenses.  In the event that a determination is made that Indemnitee is not entitled to indemnification by the Company hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Articles 1 or 3 of this Procedural Appendix, or if Expenses are not paid pursuant to Article 2  of this Procedural Appendix, Indemnitee shall be entitled to seek final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment of Expenses.  The determination in any such judicial Proceeding shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Articles 1 or 3 of this Procedural Appendix that Indemnitee is not entitled to indemnification.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or any other claim.  If a determination is made or deemed to have been made pursuant to the terms of Articles 1 or 3 of this Procedural Appendix that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.  The Company further agrees to stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.  If such court shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall also pay all Expenses incurred by Indemnitee in connection with such adjudication (including any appellate Proceedings).

Article 5.          Notification and Defense of Claim.  Promptly after receipt by Indemnitee of notice of any Indemnifiable Proceeding, Indemnitee shall, if a claim in respect of such Proceeding is to be made against the Company under this Agreement, notify the Company in writing of the commencement of such Indemnifiable Proceeding; but the omission to so notify the Company shall not relieve the Company from any liability that it may have to Indemnitee.  Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company, the Company shall be entitled to participate therein at its own expense.

Article 6.          Notice to Insurers.  If, at the time of the receipt of a notice of a Indemnifiable Proceeding pursuant to Articles 1 or 2 of this Procedural Appendix, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

Appendix B

Certain Definitions

“Change in Control” means a change in control of the Company occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if after the date of this Agreement (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act ) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (or which upon settlement, exercise or conversion pursuant to their terms would represent) thirty percent (30%) or more of the combined voting power of the Company’s then-outstanding voting securities without the prior approval of at least two-thirds of the members of the Company Board in office immediately prior to such person attaining such percentage; (ii) the Company consummates a merger, consolidation, sale of assets or other reorganization as a consequence of which members of the Company Board in office immediately prior to entry into the agreement providing for such transaction constitute less than a majority of the Company Board upon completion of such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company Board (including for this purpose any new member of the Company Board whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the members of the Company Board then still in office who were members of the Company Board at the beginning of such period and such approval was not in connection with an actual or threatened proxy contest) cease for any reason to constitute at least a majority of the Company Board, other than through the exercise by The Resource Group International Limited (or its affiliates) of any right to appoint and/or remove directors pursuant to the Bye-Laws of the Company.

“Disinterested Director” means a director of the Company who is not and was not a party to the Indemnifiable Proceeding in respect of which indemnification is being sought by Indemnitee.

“Employee Officer” means an “officer” (as such term is used under Section 2(1) of the Bermuda Companies Act 1981, as amended) who is an employee of the Company, which, for the avoidance of doubt, shall not be deemed to include auditors, liquidators, or other advisors of the Company.

“Expenses” includes costs, charges and expenses incurred in connection with the defense or settlement of any Proceeding, and appeals, attorneys’ and other advisors’ fees and expenses (including retainers and disbursements and advances thereon), witness fees and expenses, expenses relating to any bond, and any expenses relating to establishing a right to indemnification or advancement hereunder, but shall not include the amount of judgments, penalties, fines or amounts paid in settlement.

B-1

“Indemnifiable Proceeding” means any Proceeding of the type described in Sections 3, 4 or 9 of this Agreement, or Article 5 of the Procedural Appendix and any Proceeding approved by the Company Board for such purpose, as contemplated by Section 11(c) of this Agreement.

“Independent Counsel” means a law firm or a member of a law firm that at the relevant time is not, and for the prior five years has not been, retained to represent: (i) the Company or Indemnitee (or their respective affiliates) in any matter material to any such party, or (ii) any other party to the Indemnifiable Proceeding (or their respective affiliates) giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or Indemnitee in a Proceeding to determine Indemnitee’s right to indemnification under this Agreement.

“Proceeding” includes any actual, threatened, pending or completed investigation, action, suit or other proceeding, whether of a civil, criminal, administrative, arbitral, mediative, investigative, legislative or other nature.

B-2